SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRIFFIN LAND & NURSE

          GAMCO INVESTORS, INC.
                                 9/22/97            1,500            18.0000
          GAMCO INVESTORS, INC.
                                 9/29/97           58,400            15.5818
                                 9/26/97            7,000            16.4286
                                 9/25/97            7,200            17.0000
                                 9/23/97              800            17.2500
                                 9/22/97            1,500            18.0000
                                 9/18/97            3,500            18.3929
                                 9/17/97            1,400            18.8750























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.





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